Exhibit 10.7

AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”), dated as of August 9, 2006, is entered into between Buckeye GP LLC, a Delaware limited liability company (the “General Partner”), MainLine Sub LLC, a Delaware limited liability company (“Holdco”), MainLine L.P., a Delaware limited partnership (“MainLine”), MainLine GP, Inc., a Delaware corporation (“MainLine GP”), and Buckeye Pipe Line Services Company, a Pennsylvania corporation (“Services Company”).

WITNESSETH:

WHEREAS, Holdco owns 100% of the outstanding equity interests of the General Partner;

WHEREAS, the General Partner owns an approximate 1% general partner interest in, and serves as sole general partner of, Buckeye Partners, L.P., a publicly traded Delaware limited partnership (the “Partnership”);

WHEREAS, MainLine owns the sole general partner interest in, and serves as sole general partner of, Buckeye Pipe Line Company, L.P., Buckeye Pipe Line Holdings, L.P., Everglades Pipe Line Company, L.P., and Laurel Pipe Line Company, L.P., each a Delaware limited partnership (together, the “Operating Partnerships”), and the Partnership owns the sole limited partnership interest in each such entity;

WHEREAS, MainLine GP owns the sole general partner interest in and serves as sole general partner of MainLine, and the General Partner owns the sole limited partner interest in MainLine;

WHEREAS, in connection with the Services Agreement among Services Company, the Partnership, the Operating Partnerships, Wood River Pipe Lines LLC and Buckeye Terminals, LLC, dated as of December 15, 2004, Services Company employs, compensates and provides employee benefits to the majority of the employees who conduct the business and operations of the Partnership and the Operating Partnerships;

WHEREAS, pursuant to the terms of an Exchange Agreement between the General Partner, the Partnership and the Operating Partnerships (the “Exchange Agreement”), the General Partner has retained, subject to certain exceptions set forth in Section 2.01 of the Exchange Agreement, all obligations for total compensation, including all benefits (subject to such exceptions, the “Compensation”) paid for certain duties performed for the General Partner by certain officers (the officers performing such duties, the “Executives,” and such duties the “Executive Functions”);

WHEREAS, pursuant to a an Executive Employment Agreement, dated December 15, 2004 (the “Prior Agreement”), the General Partner and Holdco engaged Services Company to employ the Executives and pay the Compensation on behalf of the General Partner and Holdco, and the General Partner and Holdco reimburse Services Company for all such Compensation paid; and

WHEREAS, in connection with a transfer of the general partner interests in the Operating Partnerships to MainLine the parties desire to amend and restate the Prior Agreement in its entirety to add MainLine and MainLine GP as parties.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.     Engagement of Services Company.  The General Partner, Holdco, MainLine and MainLine GP hereby engage Services Company to employ the Executives and pay the Compensation, and Services Company hereby accepts its engagement by the General Partner, Holdco, MainLine, and MainLine GP.

2.     Payment of Compensation.  Services Company hereby agrees to administer and pay all Compensation on behalf of the General Partner, Holdco and MainLine, subject to Services Company’s right to be reimbursed therefor in accordance with Section 3 hereof.

3.     Reimbursement of Expenses.  The General Partner, Holdco, MainLine and MainLine GP hereby agree to pay and reimburse Services Company for all Compensation paid by Services Company; provided, however, that nothing herein is intended in any manner to authorize Services Company to incur expenses not authorized by the General Partner.  The parties hereto agree that Holdco shall be jointly and severally liable for the full amount of all Compensation paid by Services Company but that (a) the General Partner shall be liable hereunder only to the extent of (i) distributions to it in respect of its general partner interests in the Partnership (including in respect of the general partner interest represented by the Incentive Compensation Agreement) and (ii) distributions to MainLine in respect of its general partner interests in the Operating Partnerships, and (b) MainLine and MainLine GP shall be liable hereunder only to the extent of distributions to Mainline in respect of its general partner interests in the Operating Partnerships.

4.     Indemnification.   The General Partner, Holdco and MainLine shall jointly and severally indemnify, protect and hold Services Company and its affiliates harmless from any and all claims, demands, suits or actions (including attorneys’ fees and expenses) which may be asserted against Services Company arising out of the administration and payment of Compensation pursuant to this Agreement or otherwise in connection with the employment by Services Company of the Executives; provided that Services Company or such affiliate seeking indemnification acted in good faith and the act or omission which is the basis of such claim, demand, suit or action does not involve the gross negligence or willful misconduct of Services Company or such affiliate.

5.     Notices.  All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be delivered personally, sent by telecopier, by first class mail or by a nationally recognized overnight courier, postage prepaid.  All such notices, requests, demands and other communications shall be addressed to the respective parties at the addresses set forth below, or to such other address or person as any party may designate by notice to the other parties in accordance herewith:

If to the General Partner:	Buckeye GP LLC Five Radnor Corporate Center Suite 500 100 Matsonford Road Radnor, PA 19087 Attn: President Telecopier No.: (610) 254-4625

If to Holdco:	MainLine Sub LLC Five Radnor Corporate Center Suite 500 100 Matsonford Road Radnor, PA 19087 Attn: President Telecopier No.: (610) 254-4625

If to MainLine or MainLine GP:	MainLine Sub L.P. Five Radnor Corporate Center Suite 500 100 Matsonford Road Radnor, PA 19087 Attn: President Telecopier No.: (610) 254-4625

If to Services Company:	Buckeye Pipe Line Services Company 5002 Buckeye Road P.O. Box 368 Emmaus, PA 18049 Attn: President Telecopier No.: (610) 770-4549

6.     Headings.  All article or section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.

7.     Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors but shall not be assignable except upon the consent in writing of the parties hereto.

8.     Integration.  This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

9.     Waiver and Amendment.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition.  Any amendment to this Agreement shall be effective only if in a writing signed by each of the parties hereto, which is consented to by the Trustee of the ESOP, whose consent will not be unreasonably withheld.

10.   Assignment; Binding Effect.  This Agreement may not be assigned without the prior written consent of all parties hereto, and the consent of the Trustee of the ESOP, which consent will not be unreasonably withheld.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

11.   Counterparts.  This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

12.   Severability.  If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in other respects, shall not be affected thereby.

13.   Applicable Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

14.   Non-Petition.  Each party hereto agrees, for the benefit of the holders of the indebtedness for borrowed money of the Partnership, not, prior to the date which is one year and one day after the payment in full of all such indebtedness, to acquiesce, petition or otherwise, directly or indirectly, invoke, or cause any person to invoke, the process of any Governmental Authority for the purpose of (i) commencing or sustaining a case against the General Partner,  MainLine or MainLine GP under any federal or state bankruptcy, insolvency or similar law (including the Bankruptcy Code), (ii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the General Partner,  MainLine, or MainLine GP, or any substantial part of their respective property, or (iii) ordering the winding up or liquidation of the affairs of the General Partner,  MainLine, or MainLine GP in each case, solely as a result of the General Partner’s, MainLine’s, or MainLine GP’s, as appropriate, failure to satisfy its obligations hereunder.  This section shall survive the termination of this Agreement.

15.   No Third Party Beneficiaries.  Except for the parties hereto, no other person, including the Executives, or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third-party beneficiary of this Agreement.

[signatures follow on next page]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

MainLine Sub LLC

By:	/s/ Stephen C. Muther
Name: Stephen C. Muther
Title: Senior Vice President – Administration, General Counsel and Secretary

Buckeye GP LLC

By:	/s/ Stephen C. Muther
Name: Stephen C. Muther
Title: Senior Vice President – Administration, General Counsel and Secretary

MainLine L.P.

By: MainLine GP, Inc., its general partner

By:	/s/ Stephen C. Muther
Name: Stephen C. Muther
Title: Senior Vice President – Administration, General Counsel and Secretary

Buckeye Pipe Line Services Company

By:	/s/ Stephen C. Muther
Name: Stephen C. Muther
Title: Senior Vice President – Administration, General Counsel and Secretary

MainLine GP, Inc.

By:	/s/ Stephen C. Muther
Name: Stephen C. Muther
Title: Senior Vice President – Administration, General Counsel and Secretary

[Signature Page to Amended and Restated Executive Employment Agreement]